Exhibit 1.1

EXECUTION VERSION

13,263,266 Shares

BUILDERS FIRSTSOURCE, INC.

Common Stock

UNDERWRITING AGREEMENT

May 18, 2016

CREDIT SUISSE SECURITIES (USA) LLC

DEUTSCHE BANK SECURITIES INC.

Ladies and Gentlemen:

1. Introductory. Warburg Pincus Private Equity IX, L.P. (“Selling Stockholder”), agrees with the several Underwriters named in Schedule A hereto (the “Underwriters”) to sell to the Underwriters an aggregate of 13,263,266 shares of outstanding common stock (the “Securities”) of Builders FirstSource, Inc., a Delaware corporation (the “Company”).

2. Representations and Warranties of the Company and the Selling Stockholder.

(a) Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriters that (it being understood and agreed that whenever reference is made to the subsidiaries of the Company in this agreement (the “Agreement”), such phrase will be understood to refer to and include all of the subsidiaries of the Company):

(i) Filing and Effectiveness of Registration Statements; Certain Defined Terms. The Company has filed with the Commission a registration statement on Form S-3 (No. 333-199955), including a related prospectus or prospectuses and registration statements on Form S-3 filed pursuant to Rule 462(b) of the Rules and Regulations, covering the registration of the Securities under the Act (the “Registration Statement”), which has become effective. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and including all 430B Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

For purposes of this Agreement:

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of a Registration Statement pursuant to Rule 430B(f).

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 9:00 p.m. (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Effective Time” of the Registration Statement means the time of the first contract of sale for such Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule A to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated in connection therewith (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the NASDAQ Stock Market (“Exchange Rules”).

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including all 430B Information with respect to the Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

Any reference in this Agreement to the Registration Statement, any Statutory Prospectus, any Final Prospectus, any General Disclosure Package (including any preliminary prospectus or prospectus supplement included therein) and any other Issuer Free Writing Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the effective date of the Registration Statement or the date of such Statutory Prospectus, Final Prospectus, General Disclosure Package or Issuer Free Writing Prospectus, as the case may be, and any reference to “amend”, “amendment” or “supplement” with respect to the Registration Statement, any Statutory Prospectus, any Final Prospectus, any General

Disclosure Package (including any preliminary prospectus or prospectus supplement included therein) and any other Issuer Free Writing Prospectus shall be deemed to refer to and include any documents filed after such date under the Exchange Act that are deemed to be incorporated by reference therein.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(ii) Compliance with Securities Act Requirements. (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Securities and (D) on the Closing Date, the Registration Statement conformed and will conform in all respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing pursuant to Rule 424(b) and (C) on the Closing Date, the Final Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Company by any Underwriter specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(iii) Shelf Registration Statement. The date of this Agreement is not more than three years subsequent to the more recent of the initial effective time of the Registration Statement or December 1, 2005. If, immediately prior to the third anniversary of the more recent of the initial effective time of the Registration Statement or December 1, 2005, any of the Securities remain unsold by the Underwriters, the Company will prior to that third anniversary file, if it has not already done so, a new shelf registration statement relating to the Securities, in a form satisfactory to the Underwriters, will use its best efforts to cause such registration statement to be declared effective within 180 days after that third anniversary, and will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the expired registration statement relating to the Securities. References herein to the Registration Statement shall include such new shelf registration statement.

(iv) Ineligible Issuer Status. (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Securities and (ii) at the date of this Agreement, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Company or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Company in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Securities, all as described in Rule 405.

(v) General Disclosure Package. As of the Applicable Time, neither (i) the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time, the preliminary prospectus supplement, dated May 18, 2016, including the base prospectus, dated as of its date

(which is the most recent Statutory Prospectus distributed to investors generally), and the other information, if any, stated in Schedule A to this Agreement to be included in the General Disclosure Package, all considered together (collectively, the “General Disclosure Package”; unless otherwise specified, “General Disclosure Package” shall refer to the foregoing materials in respect of all Securities), nor (ii) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the General Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriters consists of the information described as such in Section 8(b) hereof.

(vi) Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Underwriters as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statements. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Company has promptly notified or will promptly notify the Underwriters and (ii) the Company has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(vii) Good Standing of the Company. The Company has been duly incorporated and is existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own its properties and conduct its business as described in the General Disclosure Package; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified, in good standing or have such power or authority would not reasonably be expected to result in, individually or in the aggregate, a material adverse effect on the business, results of operations or condition (financial or otherwise) of the Company and its subsidiaries, taken as a whole, or materially and adversely affect the ability of the Company to perform its obligations under this Agreement (a “Material Adverse Effect”).

(viii) Subsidiaries. Each subsidiary of the Company (A) has been duly incorporated or organized and is existing and in good standing under the laws of the jurisdiction of its incorporation or formation, (B) has all requisite power and authority (corporate and other) to own its properties and conduct its business as described in the General Disclosure Package, and (C) is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except, in the case of clauses (B) and (C), where the failure to be so qualified, in good standing or have such power and authority would not reasonably be expected to result in, individually or in the aggregate, a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable; and the capital stock of any subsidiary owned by the Company, directly or through subsidiaries, is owned free from liens, encumbrances and defects (other than the credit agreements governing the 2015 Term Loan Credit Agreement and the 2015 Senior Secured Revolving Credit Facility (each as described in each of the General Disclosure Package and the Final Prospectus) (the “Senior Credit Agreements”), the indenture governing the 7.625% senior secured notes due 2021 and the security documents entered into in connection therewith); none of the outstanding capital stock of any subsidiary owned by the Company, directly or through subsidiaries, has been issued in violation of any preemptive or similar rights of any security holder.

The Company has the capitalization as described in each of the General Disclosure Package and the Final Prospectus.

(ix) Securities. The Securities and all other outstanding shares of capital stock of the Company have been duly authorized; the authorized equity capitalization of the Company is as set forth in the General Disclosure Package; all outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable, will conform to the information in the General Disclosure Package and to the description of such Securities contained in the Final Prospectus; the stockholders of the Company have no preemptive rights with respect to the Securities; and none of the outstanding shares of capital stock of the Company have been issued in violation of any preemptive or similar rights of any security holder.

(x) No Finder’s Fee. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(xi) Registration Rights. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”).

(xii) Absence of Further Requirements. No consent, approval, authorization, or order or qualification of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Company for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Securities, except such as have been obtained or made and such as may be required under state securities laws.

(xiii) Title to Property. The Company and its subsidiaries have good and marketable title in fee simple to or have valid leasehold interests in or have valid rights to lease or otherwise use, all real properties and personal properties that are material to the respective businesses of the Company and its subsidiaries, in each case free from liens, encumbrances, claims and defects except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, (ii) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (iii) secure the Senior Credit Agreements or (iv) secure the Company’s 7.625% senior secured notes due 2021.

(xiv) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement, and the sale of the Securities, will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, (A) the charter, by-laws or similar organizational documents of the Company or any of its subsidiaries, (B) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their properties, or (C) any agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the properties of the Company or any of its subsidiaries is subject except, in the case of clauses (B) and (C) above, any breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(xv) Absence of Existing Defaults and Conflicts. Neither the Company nor any of its subsidiaries is (x) in violation of its respective charter, by-laws or other similar organizational documents, (y) in default (or with the giving of notice or lapse of time would be in default) under any covenant or condition contained in any indenture, loan agreement, mortgage or other agreement or instrument to which any of them is a party or by which any of them is bound or to which any of the properties of any of them is subject or (z) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except in the case of clauses (y) and (z) above, such defaults or violations that would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

(xvi) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(xvii) Possession of Licenses and Permits. The Company and its subsidiaries possess all adequate certificates, authorizations, franchises, licenses and permits (“Licenses”) necessary to the conduct of the business now conducted as described in the General Disclosure Package except where the failure to have such Licenses would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and have not received any notice of proceedings relating to the revocation or modification of any Licenses that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(xviii) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent or threatened that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Company or its subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

(xix) Possession of Intellectual Property. The Company and its subsidiaries own, possess or have the right to employ all trademarks, trade names, inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, “intellectual property”) necessary to conduct the business now operated by them except where the failure to own or possess such intellectual property would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The use of the intellectual property in connection with the business and operations of the Company and its subsidiaries does not infringe on the rights of any person, except such infringements as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xx) Environmental Laws. Neither the Company nor any of its subsidiaries (i) is party to any proceedings that are pending, or to the knowledge of the Company or any of its subsidiaries, threatened, under any foreign, federal, state or local law, rule, regulation, requirement, decision or order relating to the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “environmental laws”) in which a governmental authority is also a party, other than such proceedings that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, (ii) has failed to comply with any environmental law or to obtain, maintain or comply with any permits, licenses, certificates or other authorizations or approvals required under applicable environmental laws to conduct its respective business other than such failure to comply or failure to obtain, maintain and comply with required permits, licenses, certificates or other authorizations or approvals that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect and (iii) is aware of any other proceedings, claims or any other issues regarding compliance with, or liabilities or obligations under, environmental laws, or concerning hazardous or toxic substances or wastes, pollutants or contaminants, other than such proceedings, claims or issues that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxi) Absence of Manipulation. The Company has not taken, directly or indirectly, any action that is designed to or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of the Securities.

(xxii) Statistical and Market-Related Data. Any statistical, industry and market-related data included in the Registration Statement, a Statutory Prospectus or the General Disclosure Package are based on or derived from management estimates and third-party sources and the Company believes such estimates and sources are reasonable, reliable and accurate in all material respects.

(xxiii) Internal Controls and Compliance with the Sarbanes-Oxley Act. To the extent applicable, there is and has been no failure on the part of the Company or any of its directors or officers, in their capacities as such, to comply with Sarbanes-Oxley, including Section 402 related to loans and Sections 302 and 906 related to certifications. The Company maintains a system of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that comply with the requirements of the Exchange Act and are sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. There are no material weaknesses or significant deficiencies in the Company’s or its subsidiaries’ internal controls. The Internal Controls are, or upon consummation of the offering of the Securities will be, overseen by the Audit Committee (the “Audit Committee”) of the Board in accordance with Exchange Rules. Notwithstanding the foregoing, the internal controls over financial reporting of ProBuild (as defined below) is excluded from the Company’s internal control over financial reporting for the year ended December 31, 2015 and is not included for purposes of this representation.

(xxiv) Internal Controls – ProBuild. ProBuild and its subsidiaries maintain systems of internal control over financial reporting that have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with generally accepted accounting principles. ProBuild and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. In connection with the audit of its December 31, 2014 financial statements, ProBuild’s independent auditors did not identify any deficiencies in internal control over financial reporting that would be considered a material weakness or significant deficiency.

(xxv) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) of the Exchange Act) that is designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act.

(xxvi) Litigation. There are no pending legal, governmental or regulatory investigations, actions, suits or proceedings against the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate reasonably be expected to have a Material Adverse Effect; and no such actions, suits or proceedings are, to the Company’s knowledge, threatened or contemplated.

(xxvii) Financial Statements. The financial statements and the related notes thereto of (i) the Company and its subsidiaries (which, as applicable, include ProBuild (as defined below) and its subsidiaries) and (ii) ProBuild Holdings LLC, a Delaware limited liability company (“ProBuild”) and its subsidiaries, in each case included in the Registration Statement and the General Disclosure Package present fairly in all material respects the financial position of the Company and its subsidiaries or ProBuild and its subsidiaries, as the case may be, as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby; the other financial information included in the Registration Statement and the General Disclosure Package has been derived from the accounting records of the Company and its subsidiaries or ProBuild and its subsidiaries, as the case may be, and presents fairly in all material respects the information shown thereby; and the pro forma financial information of the Company and the related notes thereto included in the Registration Statement and the General Disclosure Package has been prepared in accordance with the Commission’s rules and guidance with respect to pro forma financial information in all material respects, and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement and the General Disclosure Package.

(xxviii) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package (including any preliminary prospectus or prospectus supplement included therein) or the Final Prospectus at the time they were or hereafter are filed with the Commission (collectively, the “Incorporated Documents”) complied and will comply in all material respects with the requirements of the Exchange Act. Each such Incorporated Document, when taken together with the General Disclosure Package, did not as of the Applicable Time, and at the Closing Date will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(xxix) No Material Adverse Change in Business. Since the date of the most recent financial statements of the Company included in the General Disclosure Package, there has not been any Material Adverse Effect or any change or development that is reasonably likely to result in any Material Adverse Effect, the Company has not incurred or become subject to any material liabilities that have not been disclosed in the General Disclosure Package and no dividend or distribution of any kind has been declared, paid or made by the Company or its subsidiaries on any class of stock.

(xxx) Investment Company Act. The Company is not and, at Closing after giving effect to the sale of the Securities will not be an “investment company” as defined in the Investment Company Act of 1940 (the “Investment Company Act”).

(xxxi) Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company has any liability, direct or indirect, contingent or otherwise, including any liability on account of any member of their respective “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, no Plan has failed (whether or not waived), or is reasonably expected to fail, to satisfy the minimum funding standards (within the meaning of Section 302 of ERISA or Section 412 of the Code) applicable to such Plan; (iv) no Plan is, or is reasonably expected to be, in “at risk status” (within the meaning of Section 303(i) of ERISA) or “endangered status” or “critical status” (within the meaning of Section 305 of ERISA); (v) except as otherwise disclosed in the Registration Statement and the General Disclosure Package, the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (vi) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur; (vii) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and, to the knowledge of the Company, nothing has occurred, whether by action or by failure to act, which would reasonably be expected to cause the loss of such qualification; and (viii) none of the Company or any member of its Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty

Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA), except, in each case with respect to the events or conditions set forth in (i) through (viii) hereof, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxxii) Independent Accountants. PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries (which, for certain periods include ProBuild and its subsidiaries) and of ProBuild and its subsidiaries, are independent public accountants with respect to the Company and its subsidiaries and ProBuild and its subsidiaries, within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(xxxiii) Taxes. All federal, state and foreign income and franchise tax returns required to be filed by the Company or its subsidiaries in all jurisdictions have been so filed through the date hereof, subject to permitted exceptions, except where the failure to make such filings would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. All taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due or claimed to be due from such entities or that are due and payable have been paid, other than those being contested in good faith or those currently payable without penalty or interest and except where the failure to make such required filings or payments would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xxxiv) Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, insuring against such losses and risks as are consistent with industry practice, except where the failure to maintain such insurance would not reasonably be expected to have a Material Adverse Effect.

(xxxv) No Unlawful Payments. None of the Company or any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries has: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee (including any government-owned or controlled entity or of a public international organization) or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended ( “FCPA”), or any other applicable anti-bribery or anti-corruption law; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(xxxvi) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any applicable governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxvii) Compliance with Sanctions Laws. None of the Company or any of its subsidiaries, nor, to the knowledge of the Company, any director, officer, employee, agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries is currently the subject or the target of, or is controlled or 50% or more owned by or is acting on behalf of an individual or entity that is currently the subject of, any sanctions administered or enforced by the U.S. government (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company or any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions, including, without limitation, Cuba, Iran, North Korea, Sudan, Syria and Crimea (each, a “Sanctioned Country”). For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country.

(xxxviii) Margin Rules. The issuance, sale and delivery of the Securities will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(xxxix) Forward-looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included in any of the General Disclosure Package or the Registration Statement has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(b) Representations and Warranties of the Selling Stockholder. The Selling Stockholder represents and warrants to, and agrees with, the Underwriters that:

(i) Title to Securities. The Selling Stockholder has and on the Closing Date will have valid and unencumbered title to the Securities and full right, power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Securities hereunder; and upon the delivery of and payment for the Securities on the Closing Date hereunder the Underwriters will acquire valid and unencumbered title to the Securities on the Closing Date.

(ii) Absence of Further Requirements. No consent, approval, authorization, or order or qualification of, or filing or registration with, any person (including any governmental agency or body or any court) is required to be obtained or made by the Selling Stockholder for the consummation of the transactions contemplated by this Agreement in connection with the sale of the Securities by the Selling Stockholder, except such as have been obtained or made and such as may be required under state securities laws.

(iii) Absence of Defaults and Conflicts Resulting from Transaction. The execution, delivery and performance of this Agreement and the consummation of the sale of the Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Selling Stockholder pursuant to, (A) any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Selling Stockholder or any of its properties, (B) any agreement or instrument to which the Selling Stockholder is a party or by which the Selling

Stockholder is bound or to which any of the properties of the Selling Stockholder is subject or (C) the charter, by-laws, partnership agreement or any other constituent document, as applicable, of the Selling Stockholder, except, in the case of clauses (A) and (B) above, any breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(iv) Compliance with Securities Act Requirements. (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the Effective Time and (D) on the Closing Date, the Registration Statement, solely with respect to any information pertaining to the Selling Stockholder, did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing pursuant to Rule 424(b) and (C) on the Closing Date, the Final Prospectus, solely with respect to any information pertaining to the Selling Stockholder, will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence shall only apply to statements in or omissions from any such document based upon written information furnished to the Company by the Selling Stockholder specifically for use therein, it being understood and agreed that the only such information pertaining to the Selling Stockholder consists of the following information in the Final Prospectus furnished on behalf of the Selling Stockholder: the beneficial ownership table under the caption “The Selling Stockholder” (the “Selling Stockholder Information”).

(v) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Selling Stockholder.

(vi) No Finder’s Fee. Except as disclosed in the General Disclosure Package, there are no contracts, agreements or understandings between the Selling Stockholder and any person that would give rise to a valid claim against the Selling Stockholder or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with this offering.

(vii) Absence of Manipulation. The Selling Stockholder has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

3. Sale and Delivery of Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Selling Stockholder agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Selling Stockholder, at a purchase price of $10.40 per share, that number of Securities set forth opposite the name of such Underwriter in Schedule A hereto.

The Selling Stockholder will deliver the Securities to or for the account of the Underwriters in a form reasonably acceptable to the Underwriters, against payment of the purchase price by the Underwriters in Federal (same day) funds as instructed in writing by the Selling Stockholder and satisfactory to the Underwriters, on May 24, 2016, or at such other time not later than seven full business days thereafter as the Underwriters and the Selling Stockholder determine, such time being herein referred to as the “Closing Date”. For purposes of Rule 15c6-1 under the Exchange Act, the Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Securities sold pursuant to the offering. The Securities so to be delivered or evidence of their issuance will be made available for checking at the above office of Skadden, Arps, Slate, Meagher & Flom LLP at least 24 hours prior to the Closing Date.

4. Offering by Underwriters. It is understood that the Underwriters propose to offer the Securities for sale to the public as set forth in the Final Prospectus.

5. Certain Agreements of the Company and the Selling Stockholder. The Company agrees with the Underwriters and the Selling Stockholder that:

(a) Filing of Prospectuses. The Company has filed or will file the Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Underwriters, subparagraph (5)) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement. The Company has complied and will comply with Rule 433.

(b) Filing of Amendments; Response to Commission Requests. The Company will promptly advise the Underwriters of any proposal to amend or supplement the Registration Statement or any Statutory Prospectus at any time and will offer the Underwriters a reasonable opportunity to comment on any such amendment or supplement; and the Company will also advise the Underwriters promptly of (i) the filing of any such amendment or supplement, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by any Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Company will promptly notify the Underwriters of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriters and the dealers and any other dealers upon request of the Underwriters, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Underwriters’ consent to, nor the Underwriters’ delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d) Rule 158. As soon as practicable, but not later than 16 months, after the date of this Agreement, the Company will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the date of this Agreement and satisfying the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(e) Furnishing of Prospectuses. The Company will furnish to the Underwriters copies of the Registration Statement, including all exhibits, any Statutory Prospectus, the Final Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters reasonably request. The Company and the Selling Stockholder will pay the expenses of printing and distributing to the Underwriters all such documents.

(f) Blue Sky Qualifications. The Company will arrange for the qualification of the Securities for sale under the laws of such jurisdictions as the Underwriters designate and will continue such qualifications in effect so long as required for the distribution; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Reporting Requirements. During the period of five years hereafter, the Company will furnish to the Underwriters, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will furnish to the Underwriters (i) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Underwriters may reasonably request. However, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act and is timely filing reports with the Commission on its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”), it is not required to furnish such reports or statements to the Underwriters.

(h) Payment of Expenses. The Company and the Selling Stockholder agree with the Underwriters that the Company and the Selling Stockholder will pay all expenses incident to the performance of the obligations of the Company and the Selling Stockholder, as the case may be, under this Agreement, including but not limited to any filing fees and other expenses incurred in connection with qualification of the Securities for sale under the laws of such jurisdictions as the Underwriters designate and the preparation and printing of memoranda relating thereto, costs and expenses related to the review by the Financial Industry Regulatory Authority, Inc. of the Securities, 50% of the costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Securities including, without limitation, any travel expenses of the Company’s officers and employees and any other expenses of the Company, fees and expenses incident to listing the Securities on the NASDAQ Stock Market and fees and expenses in connection with the Registration of the Securities under the Exchange Act and expenses incurred in distributing preliminary prospectuses and the Final Prospectus (including any amendments and supplements thereto) to the Underwriters and for expenses incurred for preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors. Such amount may be deducted from the purchase price for the Securities set forth in Section 3 hereof. The fees and expenses of counsel to the Underwriters shall be the exclusive responsibility of the Underwriters.

(i) Absence of Manipulation. The Company and the Selling Stockholder will not take, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

(j) Restriction on Sale of Securities by Company. For the period specified below (the “Lock-Up Period”), the Company will not, directly or indirectly, take any of the following actions with respect to its common stock or any securities convertible into or exchangeable or exercisable for any of its common stock (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Underwriters, other than the Shares to be sold hereunder, grants of employee stock options, restricted stock units, restricted stock or other equity-based awards pursuant to the terms of an employee benefit plan or similar arrangement described in the Registration Statement, the General Disclosure Package and the Final Prospectus, any shares of Stock of the Company issued upon the exercise or vesting of options, restricted stock units, warrants or equity awards or vesting of previously issued awards under the stock-based compensation plans of the Company and its subsidiaries described in the Registration Statement, the General Disclosure Package and the Final Prospectus (the “Company Stock Plans”) and the filing of any registration statement on Form S-8 designed to register or replace an employee benefit or similar arrangement described in the Registration Statement, the General Disclosure Package and the Final Prospectus. The initial Lock-Up Period will commence on the date hereof and continue for 60 days after the date hereof or such earlier date that the Underwriters consent to in writing.

(k) Listing. The Company will maintain the listing of the Securities on the NASDAQ Stock Market.

6. Free Writing Prospectuses.

(a) Issuer Free Writing Prospectuses. The Company and the Selling Stockholder represent and agree that, unless they obtain the prior consent of the Underwriters, and each Underwriter represents and agrees that, unless it obtains the prior consent of the Company and the other Underwriter, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Underwriters are hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping.

7. Conditions of the Obligations of the Underwriters. The obligations of the Underwriters to purchase and pay for the Securities on the Closing Date will be subject to the accuracy of the representations and warranties of the Company and the Selling Stockholder herein (as though made on such Closing Date), to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholder of their obligations hereunder and to the following additional conditions precedent:

(a) Accountants’ Comfort Letter. The Underwriters shall have received letters, dated, respectively, the date hereof and the Closing Date, of (i) PricewaterhouseCoopers LLP covering the financial information in the General Disclosure Package in respect of the Company, and (ii) PricewaterhouseCoopers LLP, covering the financial information in the General Disclosure Package in respect of ProBuild, in each case confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in form and substance satisfactory to the counsel for the Underwriters (except that, in any letter dated on the Applicable Time or the Closing Date, the procedures shall be brought down to a date no more than three days prior to such Closing Date).

(b) Filing of Prospectus. The Final Prospectus shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) hereof. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company, the Selling Stockholder or any Underwriter, shall be contemplated by the Commission.

(c) No Material Adverse Change. (i) No event or condition described in Section 2(xxviii) hereof shall have occurred or shall exist, which event or condition is not described in the General Disclosure Package (excluding any amendment or supplement thereto) and the Final Prospectus (excluding any amendment or supplement thereto) the effect of which in the judgment of the Underwriters make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement, the General Disclosure Package and the Final Prospectus.; (ii) any suspension or material limitation of trading in securities generally on the New York Stock Exchange or the NASDAQ Stock Market, or any setting of minimum or maximum prices for trading on such exchange; (iii) or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by any U.S. federal or New York authorities; or (v) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Underwriters, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Securities or to enforce contracts for the sale of the Securities.

(d) Opinion of Counsel for the Company. The Underwriters shall have received an opinion and negative assurance letter, dated the Closing Date and addressed to the Underwriters, of Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Company, substantially in form and substance as set forth in Exhibit A.

(e) Opinion of Counsel for Underwriters. The Underwriters shall have received from Cahill Gordon & Reindel LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters as the Underwriters may require, and the Company and the Selling Stockholder shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f) Opinion of General Counsel for the Company. The Underwriters shall have received from Donald McAleenan, Senior Vice President and General Counsel of the Company, an opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters and their counsel.

(g) Officer’s Certificate – Company. The Underwriters shall have received a certificate, dated such Closing Date, of an executive officer of the Company in which such officer shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the best of their knowledge and after reasonable investigation, are contemplated by the Commission; subsequent to the respective dates of the most recent financial statements in the General Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Company and its subsidiaries taken as a whole except as set forth in the General Disclosure Package or as described in such certificate; and the condition in clause (j) below shall have been satisfied.

(h) CFO Certificates. On the date hereof and on the Closing Date, the Underwriters shall have received a certificate of the Company, dated the date hereof and the Closing Date and addressed to the Underwriters, signed on behalf of the Company by its Chief Financial Officer, regarding certain information in the General Disclosure Package and in form and substance reasonably satisfactory to the Underwriters and their counsel.

(i) Opinion of Counsel for the Selling Stockholder. The Underwriters shall have received an opinion, dated the Closing Date and addressed to the Underwriters, of Harsha Marti, Assistant General Counsel of Warburg Pincus LLC (the manager of the Selling Stockholder), substantially in form and substance reasonably acceptable to the Underwriters and their counsel.

(j) No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded the Company’s common stock or any other debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of the Company’s common stock or of any debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(k) Officer’s Certificate – Selling Stockholder. The Underwriters shall have received a certificate, dated the Closing Date, of an authorized signatory of the Selling Stockholder in which such authorized signatory shall state that: the representations and warranties of the Selling Stockholder in this Agreement are true and correct; and the Selling Stockholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

The Company and the Selling Stockholder will furnish the Underwriters with such conformed copies of such opinions, certificates, letters and documents as the Underwriters reasonably requests. The Underwriters may in their sole discretion waive compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of the Closing Date or otherwise.

8. Indemnification and Contribution.

(a) Indemnification of Underwriters by Company. The Company will indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees and each person, if any, who controls each Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each an “Indemnified Party”), from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with investigating, preparing for or defending against any loss, damage, liability, litigation, investigation, suit, action or proceeding or any claim asserted (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above, as such fees and expenses are incurred) joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in the General Disclosure Package (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) below.

(b) Indemnification of Company and the Selling Stockholder. Each Underwriter will, severally and not jointly, indemnify and hold harmless the Company, each of its directors and each of its officers who signs the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and the Selling Stockholder, to the same extent as the indemnity set forth in paragraph (a) above (each, an “Underwriter Indemnified Party”), but only with respect to any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement at any time, any Statutory Prospectus at any time, the Final Prospectus or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or the alleged omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating, preparing or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the Final Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures, if any, appearing under the caption “Underwriting”.

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party (the “Indemnified Person”) will, if a claim in respect thereof is to be made against the indemnifying party (the “Indemnifying Person”) under subsection (a) or (b) above or subsection (g) below, notify the Indemnifying Person of the commencement thereof; but the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under subsection (a) or (b) above or subsection (g) below except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under subsection (a) or (b) above or subsection (g) below. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded, based on the advice of counsel, that there may be legal defenses available to it that are materially different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such reasonable fees and expenses shall be reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by such Underwriter and any such separate firm for the Company and its respective directors and officers and any control persons of the Company shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such Indemnifying Person of the aforesaid request; (ii) such Indemnifying Person shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, which consent, in respect of clause (i) below, will not be unreasonably withheld, effect any settlement of any pending or threatened action in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person unless such settlement (i) includes an unconditional release of such Indemnified Person in form and substance reasonably satisfactory to such Indemnified Person, from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an Indemnified Person.

(d) Contribution. If the indemnification provided for in paragraph (a) or (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholder on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Selling Stockholder from the sale of the Securities and the total discounts and commissions received by the Underwriters in connection therewith, as provided in this Agreement, bear to the aggregate offering price of the Securities. The relative fault of the Company and the Selling Stockholder on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, the Selling Stockholder or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Limitation on Liability. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 8, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Underwriter with respect to the offering of the Securities exceed the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to their respective purchase obligations hereunder and not joint.

(f) Non-Exclusive Remedies. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

(g) Indemnification of Underwriters by Selling Stockholder. The Selling Stockholder will indemnify and hold harmless each Underwriter, its affiliates, directors, officers and employees and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, a “Indemnified Party”), from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with investigating, preparing for or defending against any loss, damage, liability, litigation, investigation, suit, action or proceeding or any claim asserted (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above, as such fees and expenses are incurred) joint or several, that arise out of, or are based upon, any untrue statement or alleged untrue statement of any material fact contained in the General Disclosure Package (or any amendment or supplement thereto) or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein, it being understood and agreed that the only such information consists of the information described as such in subsection (b) above; provided, however, that (i) the Selling Stockholder’s agreement to indemnify and hold harmless hereunder shall only apply insofar as such losses, claims, damages, or liabilities arise out of, or are based upon, any untrue statement or alleged untrue statement in or omission or alleged omission from any of such document made in reliance upon and in conformity with the Selling Stockholder Information, and (ii) the aggregate amount of each Selling Stockholder’s liability pursuant to this Section 8(g) shall not exceed the aggregate amount of net proceeds (before deducting expenses) received by the Selling Stockholder from the sale of its Securities hereunder.

9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company, the Selling Stockholder or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company, the Selling Stockholder or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for any Securities. If the purchase of the Securities by the Underwriters is not consummated because any condition to the obligation of the Underwriters set forth in Section 7 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company or the Selling Stockholder to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company and the Selling Stockholder will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Securities, and the respective obligations of the Company, the Selling Stockholder and the Underwriters pursuant to Section 8 hereof shall remain in effect.

10. Default of Underwriters. If either Underwriter defaults in its obligations to purchase Securities hereunder on the Closing Date and the aggregate number of shares of Securities that such defaulting Underwriter agreed but failed to purchase does not exceed 10% of the total number of shares of Securities that the Underwriters are obligated to purchase on the Closing Date, the non-defaulting Underwriter may make arrangements satisfactory to the Selling Stockholder for the purchase of such Securities by other persons, including the non-defaulting Underwriter, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriter shall be obligated to purchase the Securities that such defaulting Underwriter agreed but failed to purchase on the Closing Date. If either Underwriter so defaults and the aggregate number of shares of Securities with respect to which such default occurs exceeds 10% of the total number of shares of Securities that the Underwriters are obligated to purchase on the Closing Date and arrangements satisfactory to the non-defaulting Underwriter and the Selling Stockholder for the purchase of such Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of the non-defaulting Underwriter or the Selling Stockholder, except as provided in Section 9. As used in this Agreement, the term “Underwriter” includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

11. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, New York 10010; Attention: LCD-IBD and Deutsche Bank Securities Inc., 60 Wall Street, 2nd Floor, New York New York 10005; Attention: Equity Capital Markets Syndicate Desk, with copies to Deutsche Bank Securities Inc., 60 Wall Street, 36th Floor, New York New York 10005; Attention: General Counsel and Cahill Gordon & Reindel LLP, 80 Pine Street, New York, New York 10005, Attention William Miller, Esq., Phone: (212) 701-3836 and Oleg Rezzy, Esq., Phone: (212) 701-3490; or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at Builders FirstSource, Inc., 2001 Bryan Street, Suite 1600, Dallas, Texas 75201, Attention: Donald F. McAleenan, Esq., Phone: (214) 880-3500, Fax: (214) 231-6201, Email: Don.McAleenan@buildersfirstsource.com with a copy to Skadden, Arps, Slate, Meagher & Flom LLP Four Times Square, New York, New York 10036, Phone: (212) 735-2439; Fax: (917) 777-2439, Attention: Laura Kaufmann Belkayat; or, if sent to the Selling Stockholder, Warburg Pincus Private Equity IX, L.P., 450 Lexington Avenue, New York, New York 10017; Attention: Lora Giampetruzzi; provided, however, that any notice to an Underwriter pursuant to Section 8 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

14. Absence of Fiduciary Relationship. The Company and the Selling Stockholder acknowledge and agree that:

(a) No Other Relationship. The Underwriters have been retained solely to act as Underwriters in connection with the sale of the Securities and that no fiduciary, advisory or agency relationship between the Company, on the one hand, and the Underwriters, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Underwriters have advised or are advising the Company on other matters;

(b) Arms’ Length Negotiations. The price of the Securities set forth in this Agreement was established by the Company and the Selling Stockholder following discussions and arms-length negotiations with the Underwriters and the Company and the Selling Stockholder are capable of evaluating and understanding and understand and accept the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Company and the Selling Stockholder have been advised that the Underwriters and their affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company or the Selling Stockholder and that the Underwriters have no obligation to disclose such interests and transactions to the Company or the Selling Stockholders by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Company and the Selling Stockholder waive, to the fullest extent permitted by law, any claims they may have against the Underwriters for breach of fiduciary duty or alleged breach of fiduciary duty and agree that the Underwriters shall have no liability (whether direct or indirect) to the Company or the Selling Stockholder in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including stockholders, employees or creditors of the Company.

15. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

16. Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Company irrevocably and unconditionally waives any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

If the foregoing is in accordance with the Underwriters’ understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement among the Company and the Underwriters in accordance with its terms.

Very truly yours,

BUILDERS FIRSTSOURCE, INC.

By:	/s/ Donald McAleenan
Name: Donald McAleenan
Title: Senior Vice President

WARBURG PINCUS PRIVATE EQUITY IX, L.P.

By:	/s/ David Barr
Name: David Barr
Title: Managing Director

[Signature Page to Underwriting Agreement]

The foregoing Underwriting Agreement is

hereby confirmed and accepted as of the

date first above written.

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ John M. Traugott
	Name:	John M. Traugott
	Title:	Director

By:	/s/ Anthony Kontoleon
	Name:	Anthony Kontoleon
	Title:	Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Mark Schwartz
	Name:	Mark Schwartz
	Title:	Managing Director

By:	/s/ Francis Windels
	Name:	Francis Windels
	Title:	Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE A

Underwriter	Total Number of Securities to be Purchased
Credit Suisse Securities (USA) LLC	6,631,633
Deutsche Bank Securities Inc.	6,631,633
Total	13,263,266

SCHEDULE B

Other Information Included in the General Disclosure Package

The following information is also included in the General Disclosure Package:

1.	The initial price to the public of the Securities

2.	The number of Securities offered by the Selling Stockholder: 13,263,266

EXHIBIT A

Form of Opinion of Skadden, Arps, Slate, Meagher & Flom LLP

[Provided under separate cover]

EXHIBIT B

Form of Opinion of General Counsel of the Company

[Provided under separate cover]

EXHIBIT C

Form of Opinion of Assistant General Counsel for the Selling Stockholder

[Provided under separate cover]